                                                                                                  Exhibit Exhibit 21.1

SUBSIDIARIES OF BLYTH, INC.

Subsidiaries of the Registrant/U.S.	Other Names Under Which Subsidiary Does Business	State of Incorporation
1. Blyth Home Expressions, Inc.		Delaware
2. Blyth Direct Selling Holdings, Inc.		Delaware
3. Blyth Catalog and Internet Holdings, Inc.		Delaware
4. Blyth VSH Acquisition Corp.*		Delaware
5. Boca Java, Inc.		Delaware
6. Candle Corporation of America (Delaware)		Delaware
7. FVA Ventures, Inc.*	ViSalus Sciences	California
8. KWA, Inc.		Minnesota
9. Midwest - CBK, Inc.	Midwest, Colonial Candle, CBK	New York
10. Miles Kimball Company		Wisconsin
11. PartyLite Gifts, Inc.	PartyLite	Virginia
12. PartyLite Holding, Inc.		Delaware
13. PartyLite Worldwide, Inc.	PartyLite	Delaware
14. Purple Tree, Inc.		Delaware
15. The Sterno Group LLC		Delaware
16. ViSalus Holdings, LLC*		Delaware

Subsidiaries of the Registrant/International	Country of Incorporation
17. Blyth Asia Limited	Hong Kong
18. Blyth Candles Ltd.	Ireland
19. Blyth Holding B.V.	Netherlands
20. Blyth HomeScents International UK Limited	England
21. Blyth International BV	Netherlands
22. Blyth UK LLP	England
23. Midwest of Cannon Falls Inc.	Canada
24. PartyLite A.p.S.	Denmark
25. PartyLite A.S.	Norway
26. PartyLite Europe Technology GmbH	Germany
27. PartyLite Gifts, Ltd.	Canada
28. PartyLite GmbH	Germany
29. PartyLite Handelsgesellschaft m.b.H.	Austria
30. PartyLite Importaciones S.A. de C.V.	Mexico
31. PartyLite Manufacturing Limited	England
32. Partylite Oy	Finland
33. PartyLite Pty Limited	Australia
34. PartyLite, S.A. de C.V.	Mexico
35. PartyLite SARL, Ltd.	Switzerland
36. PartyLite SARL	France
37. PartyLite s.p. z o.o.	Poland
38. PartyLite S.R.L.	Italy
39. PartyLite s.r.o.	Czech Republic
40. PartyLite Trading SA	Switzerland
41. PartyLite U.K., Ltd.	England
42. Servicios Administrativos PartyLite, S.A. de C.V.	Mexico

* Blyth VSH Acquistion Corp. holds a 43.6% interest in ViSalus Holdings, LLC. FVA Ventures, Inc. is a wholly-owned subsidiary of ViSalus Holdings, LLC.